Exhibit 10.2

Execution Version

REPRESENTATIVE JOINDER AGREEMENT NO. 1 dated as of March 12, 2018 (this “Representative Joinder Agreement”) to the INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT dated as of June 23, 2016 (the “Intercreditor Agreement”), among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Representative with respect to the ABL Credit Agreement, Wilmington Trust, National Association (“Wilmington”), in its capacity as Collateral Agent (as defined in the Term Loan/Notes Pari Passu Intercreditor Agreement), as Term Loan/Notes Representative, each other Representative from time to time party thereto, J.C. PENNEY CORPORATION, INC. (the “Borrower”) and each of the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Borrower and/or one or more of the other Grantors proposes to issue or incur Junior Priority Secured Obligations pursuant to that certain Indenture, dated as of March 12, 2018, by and among the Borrower, as issuer, the other Grantors as guarantors, and Wilmington, as trustee, and the Person (solely in its capacity as collateral agent) identified in the signature pages hereto as the “Junior Priority Representative” (the “Additional Representative”) will serve as the collateral agent for the holders of such Junior Priority Secured Obligations. The Junior Priority Representative is being designated as such by the Borrower in accordance with Section 10 of the Intercreditor Agreement.

C. Accordingly, the Additional Representative and the Borrower agree as follows, for the benefit of the Additional Representative, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Representative (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Representative for the holders of the Junior Priority Secured Obligations (the “Additional Secured Parties”), (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the Junior Priority Secured Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of the Junior Priority Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Additional Representative. The Additional Representative represents and warrants to each other Representative and to the Secured Parties that (a) it has full power and authority to enter into this Representative Joinder Agreement, in its capacity as the Representative with respect to the Junior Priority Secured Obligations, (b) this Representative Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Representative Joinder Agreement and (c) the Junior Priority Pari Passu Intercreditor Agreement provides that, upon the Additional Representative’s entry into this Representative Joinder Agreement, the secured parties in respect of such Junior Priority Secured Obligations will be subject to and bound by the provisions of the Intercreditor Agreement.

Section 3. Counterparts. This Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Representative Joinder Agreement that bears the signature of the Additional Representative. Delivery of an executed counterpart of a signature page to this Representative Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Representative Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS REPRESENTATIVE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 6. Severability. In the event any one or more of the provisions contained in this Representative Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 11.7 the Intercreditor Agreement.

Section 8. Expenses. The Borrower agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Representative has duly executed this Representative Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Junior Priority Representative for the Junior Priority Secured Parties

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President

Address for notices:

Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
attention of:	J. C. Penney Notes Administrator
Telecopy:	(612) 217-5651

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Representative with respect to the ABL Credit Agreement

By:	/s/ Maggie Townsend
Name: Maggie Townsend
Title: Vice President

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Term Loan/Notes Representative

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President